Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS OF $0.17 PER DILUTED SHARE FOR THIRD QUARTER OF 2007

Global Markets generated third quarter pre-tax income of $32.2 million in choppy trading environment compared to pre-tax income of $27.5 million in the third quarter of 2006

Asset Management’s third quarter pre-tax loss of $8.3 million driven by turmoil in broader financial markets

Corporate segment results include a $13 million pre-tax gain from transactions relating to equity interests in Direct Edge

JERSEY CITY, New Jersey (October 17, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings of $16.4 million, or $0.17 per diluted share, and pre-tax income of $27.8 million for the third quarter of 2007. The results include a pre-tax gain of $13.0 million, or approximately $0.08 per diluted share, related to the sale of equity interests in Direct Edge. Excluding the gain from the equity transactions, pre-tax income for the third quarter of 2007 would have been $14.8 million, or $0.09 per diluted share.

For the third quarter of 2006, the company reported GAAP earnings of $31.5 million, or $0.30 per diluted share, and pre-tax income of $52.1 million. The results included a pre-tax gain of $7.2 million, or approximately $0.04 per diluted share, related to the sale of a portion of the company’s equity ownership in the International Securities Exchange, Inc. Excluding the gain from the sale, pre-tax income for the third quarter of 2006 would have been $44.9 million, or $0.26 per diluted share.

Revenues for the third quarter of 2007 were $204.9 million, compared to $211.7 million for the third quarter of 2006.

“The third quarter of 2007 produced many noteworthy developments at Knight,” said Thomas M. Joyce, Chairman and CEO of Knight Capital Group. “Knight secured a $140 million credit facility, the first in its history, to facilitate different paths of capital management designed to enhance our competitive advantage. Our strategic investment in Direct Edge and ongoing work to build up this asset led to a number of key milestones including record volumes, the installation of a new management team and the sale of equity interests to both Citadel and Goldman Sachs. Despite turmoil in the broader financial markets, Deephaven increased assets under management. Finally, underscoring our confidence in Knight’s prospects for long-term growth, we continued to repurchase shares, buying 5.4 million shares for $76.5 million this quarter, with $463 million remaining in the $1 billion buyback program.”

	Q3 2007	Q3 2006
Revenues ($)	204,938,188	211,692,001
Net income ($)	16,444,284	31,460,221
Diluted EPS ($)	0.17	0.30
U.S. equity dollar value traded (in $ millions)	877,490	410,525
U.S. equity trades executed (in thousands)	87,980	46,591
Average daily U.S. equity trades (in thousands)	1,408	745
Nasdaq and Listed equity shares traded (in millions)	29,749	18,824
OTC Bulletin Board and Pink Sheet shares traded (in millions)	185,778	223,830
Average revenue capture per U.S. equity dollar value traded (bps)	1.3	2.2
Average month-end balance of assets under management (in $ millions)	4,121.7	3,479.5
Quarterly fund return to investors*	-1.8%	4.9%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2007	YTD 2006
Revenues ($)	647,986,861	694,836,772
Net income ($)	72,675,414	110,931,850
Diluted EPS ($)	0.71	1.05
U.S. equity dollar value traded (in $ millions)	2,090,626	1,536,421
U.S. equity trades executed (in thousands)	227,591	166,832
Average daily U.S. equity trades (in thousands)	1,220	890
Nasdaq and Listed equity shares traded (in millions)	79,329	72,357
OTC Bulletin Board and Pink Sheet shares traded (in millions)	637,885	902,500
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	2.2
Average month-end balance of assets under management (in $ millions)	4,054.6	3,165.9
Year-to-date fund return to investors*	5.3%	14.6%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds

Global Markets

During the third quarter of 2007, Global Markets generated total revenues of $192.7 million, compared to $147.3 million in the third quarter of 2006. In the third quarter of 2007, Global Markets reported pre-tax income of $32.2 million, compared to pre-tax income of $27.5 million in the third quarter of 2006.

“In a choppy trading environment, Global Markets delivered average daily U.S. equity volume of 1.4 million trades and average daily dollar value traded of $14.0 billion for the third quarter of 2007, the highest totals for each in Knight’s history,” Mr. Joyce said. “The increased trading revenue and commission income validate Knight’s efforts to enhance our electronic and voice offerings to provide clients with multiple access points across asset classes. This summer, when quant funds were forced to re-engineer their models, institutional clients quickly turned to our sales traders for market insights in making critical adjustments to their portfolios. We also continued to diversify our product mix as order flow from alternative liquidity providers boosted listed volumes while demand for OTC Bulletin Boards faded due to diminished investor confidence. In the end, excluding the financial results of Direct Edge, Global Markets achieved pre-tax profit margins of 21 percent for the third quarter.”

As of the close of business on September 28, 2007, Knight completed the sale of equity interests in Direct Edge to Citadel Derivatives Group LLC, an affiliate of Citadel Investment Group, L.L.C., and The Goldman Sachs Group, Inc. As a result of these transactions, Knight’s equity interest in Direct Edge was reduced to less than 50 percent and Direct Edge is no longer a consolidated subsidiary of Knight for financial reporting purposes. Knight’s remaining investment balance is included within

Strategic investments on the Consolidated Statements of Financial Condition at September 30, 2007. All future results related to Knight’s investment in Direct Edge will be included with Knight’s other strategic investments within the Corporate segment.

If Direct Edge had not been a consolidated subsidiary of Knight during the third quarter of 2007, Global Markets would have generated total revenues of $164.2 million, pre-tax income of $33.9 million and pre-tax margins of 21 percent.

Asset Management

During the third quarter of 2007, Asset Management, comprising Deephaven Capital Management, generated negative net asset management fees of $1.2 million, which consisted of $12.2 million of negative net incentive fees due to the quarterly fund returns, offset by $11.0 million of asset-based management fees. This compares to positive asset management fees of $50.5 million in the same period a year ago. In the third quarter of 2007, Deephaven reported a pre-tax loss of $8.3 million, compared to pre-tax income of $18.4 million in the third quarter of 2006. Deephaven had approximately $4.2 billion under management at September 30, 2007, up from $3.8 billion at the close of the third quarter a year ago. Deephaven had approximately $4.4 billion under management at October 1, 2007.

“While the blended performance of the Deephaven funds was down for the third quarter, Deephaven had no direct exposure to the subprime market and largely avoided the cascading negative returns witnessed in the broader financial markets,” Mr. Joyce said. “Within this unsettled environment, Deephaven was able to grow assets under management due to its historical fund performance and a strong management team. Deephaven’s blended return through the third quarter of 5.3 percent exceeds the 5.1 percent return of the benchmark HFRI Equity Market Neutral Index.”

As noted in its Form 8-K filing on August 27, 2007, the company, at its sole discretion, made the determination that if a Deephaven fund with a six-month performance period incurs losses in the performance period ending December 31, 2007, Deephaven will return all or a portion of the incentive allocation fees collected from investors in that fund for the six-month performance period ended June 30, 2007. Deephaven recorded gross negative incentive fees of $15.4 million within Accrued expenses and other liabilities on the Consolidated Statements of Financial Condition at September 30, 2007 that may be repaid to investors at the end of the 2007 fiscal year, depending on fund performance in the fourth quarter of 2007.

Corporate

In the third quarter of 2007, the Corporate segment reported pre-tax income of $3.9 million, which included a pre-tax gain of $13.0 million, or approximately $0.08 per diluted share, related to the sale of equity interests in Direct Edge. Pursuant to SEC guidance, of the $13.0 million pre-tax gain, $8.8 million is reported as Non-operating gain from subsidiary stock issuance, and $4.2 million is included in Investment income and other, net on the Consolidated Statements of Operations.

In the third quarter of 2006, the Corporate segment reported pre-tax income of $6.2 million, which included a pre-tax gain of $7.2 million, or approximately $0.04 per diluted share, related to the sale of a portion of the company’s equity ownership in the International Securities Exchange, Inc.

The company’s corporate investment in the Deephaven funds incurred a pre-tax loss of $1.3 million during the third quarter of 2007, compared to a pre-tax gain of $4.8 million during the third quarter of 2006. As of September 30, 2007, the company had $143.2 million in cash and cash equivalents and a $199.6 million corporate investment in funds managed by Deephaven.

On October 3, 2007, Knight entered into a three-year $140 million credit agreement with TD Banknorth, N.A. and Wachovia Bank, N.A., National Association, as co-syndication agents, JPMorgan Chase Bank,

N.A., as administrative agent, and a consortium of banks and other financial institutions. The credit agreement includes a three-year delayed-draw senior secured term loan facility of $70 million and a three-year senior secured revolving facility of $70 million. The proceeds of the credit facilities may be used to finance share repurchases by Knight and for general corporate purposes.

“Global Markets performed exceptionally well and, moving forward, we remain focused on adding new liquidity sources, augmenting our electronic and voice offerings and cross-selling products and services to our clients,” Mr. Joyce said. “Deephaven deftly navigated the market turmoil and continued to deliver on 2007 goals of growing assets under management and developing the European and Asian teams. The recently secured $140 million credit facility will give us added flexibility to continue the share repurchase program as well as the search for strategic acquisitions that allow us to grow the client base and diversify our offerings.”

The company had $915.3 million in stockholders’ equity as of September 30, 2007, equivalent to a book value of $9.31 per diluted share.

During the third quarter of 2007, the company repurchased 5.4 million shares for approximately $76.5 million under the company’s $1.0 billion stock repurchase program. As of September 30, 2007, the company has repurchased 52.6 million shares for $536.8 million. The company has $463 million available to repurchase shares under the revised program. The company cautions that there are no assurances that any further repurchases may actually occur.

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Copies of this earnings release and other information on the company can be obtained at the company’s website, http://www.knight.com. The company will conduct its third quarter of 2007 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, October 17, 2007. To access Knight’s earnings conference call, please dial 877.856.1968 for domestic callers or 719.325.4804 for international callers. When prompted, provide the passcode, which is 3714731. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2007 on its website before the start of trading today at http://www.knight.com/ourliquidity/volumestatistics.asp.

Knight will host its Annual Sell-Side Analyst & Institutional Investor Meeting on Monday, November 5, 2007. The meeting will be webcast live for all interested parties starting at 10:30 a.m. Eastern Time. To access the webcast, go to www.knight.com.

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About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the

Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Risk Factors” and “Certain Factors Affecting Results of Operations” in the Company’s Annual Report on Form 10-K and under the heading “Risk Factors” in the Company’s Form 10-Q for the quarterly period ended June 30, 2007. Other risk factors include (i) those associated with the determination made by the Company, at its sole discretion, that if a Deephaven fund with a six-month performance period incurs losses in the performance period ending December 31, 2007, Deephaven will return all or a portion of the incentive allocation fees collected from investors in that fund for the six-month performance period ended June 30, 2007, and the potential adverse impact on the Company’s results of operations and (ii) the risks, limitations, restrictions and uncertainties associated with the Company’s entrance into its new credit facility with several lenders and the potential incurrence of debt, and continued availability of borrowings, thereunder.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Corporate Communications	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Revenues
Commissions and fees	$131,472,737	$97,423,900	$342,261,284	$312,542,065
Net trading revenue	57,660,458	42,845,803	173,490,179	191,105,022
Asset management fees, net	(1,237,474)	50,535,992	88,592,637	135,122,744
Interest, net	4,624,603	5,175,455	13,611,582	11,264,764
Non-operating gain from subsidiary stock issuance	8,756,678	—	8,756,678	—
Investment income and other, net	3,661,186	15,710,851	21,274,501	44,802,177

Total revenues	204,938,188	211,692,001	647,986,861	694,836,772

Transaction-based expenses
Execution and clearance fees	39,554,992	22,100,471	95,656,024	81,051,228
Soft dollar and commission recapture expense	15,255,663	18,115,024	44,260,759	55,245,778
Payments for order flow and ECN rebates	18,977,831	9,662,643	44,338,169	31,662,062

Total transaction-based expenses	73,788,486	49,878,138	184,254,952	167,959,068

Revenues, net of transaction-based expenses	131,149,702	161,813,863	463,731,909	526,877,704
Other direct expenses
Employee compensation and benefits	71,785,378	82,546,389	252,715,568	246,718,114
Communications and data processing	9,948,024	8,483,788	28,034,538	24,525,721
Depreciation and amortization	5,625,816	5,446,285	16,541,368	15,178,859
Professional fees	5,281,122	3,737,064	13,961,217	15,212,425
Business development	3,532,398	3,371,117	11,804,533	8,627,797
Occupancy and equipment rentals	3,685,289	3,163,697	10,690,801	9,914,296
Writedown of assets and lease loss accrual	136,058	—	(1,354,003)	8,479,703
Other	3,402,995	2,924,751	9,010,928	13,269,731

Total other direct expenses	103,397,080	109,673,091	341,404,950	341,926,646

Income from continuing operations before income taxes	27,752,622	52,140,772	122,326,959	184,951,058
Income tax expense	11,204,563	20,680,551	48,214,952	74,019,208

Net income from continuing operations	16,548,059	31,460,221	74,112,007	110,931,850
Loss from discontinued operations, net of tax	(103,775)	—	(1,436,593)	—

Net income	$16,444,284	$31,460,221	$72,675,414	$110,931,850

Basic earnings per share from continuing operations	$0.17	$0.31	$0.75	$1.10

Diluted earnings per share from continuing operations	$0.17	$0.30	$0.73	$1.05

Basic and diluted earnings per share from discontinued operations	$(0.00)	$—	$(0.01)	$—

Basic earnings per share	$0.17	$0.31	$0.74	$1.10

Diluted earnings per share	$0.17	$0.30	$0.71	$1.05

Shares used in computation of basic earnings per share	95,892,953	102,199,516	98,809,081	101,286,562

Shares used in computation of diluted earnings per share	98,315,134	106,469,308	102,080,509	105,951,813

“Continuing operations” include the company’s two operating business segments, Global Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, which included the subsidiary Knight Financial Products LLC, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$143,175,001	$214,759,915
Securities owned, held at clearing brokers, at market value	371,372,747	711,774,643
Receivable from brokers and dealers	352,418,637	372,897,376
Asset management fees receivable	8,016,213	112,204,064
Investment in Deephaven sponsored funds	199,591,386	187,573,291
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	60,982,070	66,449,617
Strategic investments	67,942,437	49,436,605
Goodwill	132,832,435	133,042,889
Intangible assets, less accumulated amortization	59,352,361	63,701,006
Deferred compensation investments	85,146,369	31,585,597
Other assets	110,792,067	84,788,713

Total assets	$1,591,621,723	$2,028,213,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$347,540,898	$693,071,230
Payable to brokers and dealers	48,246,799	47,852,721
Accrued compensation expense	188,204,716	227,846,699
Accrued expenses and other liabilities	92,281,218	96,956,122

Total liabilities	676,273,631	1,065,726,772

Stockholders’ equity
Class A common stock	1,505,256	1,449,588
Additional paid-in-capital	576,592,052	519,790,132
Retained earnings	884,534,739	811,859,325
Treasury stock, at cost	(547,283,955)	(370,612,101)

Total stockholders’ equity	915,348,092	962,486,944

Total liabilities and stockholders’ equity	$1,591,621,723	$2,028,213,716

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Asset Management
Revenues	$(0.9)	$50.8	$89.7	$135.8
Expenses	7.4	32.4	72.8	88.3

Pre-Tax Earnings	(8.3)	18.4	16.9	47.5

Global Markets
Revenues	192.7	147.3	530.5	519.3
Expenses	160.5	119.8	429.6	394.3

Pre-Tax Earnings	32.2	27.5	101.0	125.0

Corporate
Revenues	13.1	13.6	27.7	39.7
Expenses	9.3	7.4	23.3	27.2

Pre-Tax Earnings	3.9	6.2	4.4	12.5

Consolidated
Revenues	204.9	211.7	648.0	694.8
Expenses	177.2	159.6	525.7	509.9

Pre-Tax Earnings	$27.8	$52.1	$122.3	$185.0

*	Totals may not add due to rounding.